EXHIBIT 11.1
                    TRITON ENERGY LIMITED AND SUBSIDIARIES
                  COMPUTATION OF EARNINGS PER ORDINARY SHARE
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)



                                                                     THREE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                                   -------------------------
                                                                     1997            1996
                                                                   -------------------------

PRIMARY COMPUTATION:
Earnings from continuing operations                                $ 6,201         $ 19,549
Dividends on preference shares                                        (187)            (213)
                                                                   --------        --------
Earnings before extraordinary item applicable to
   ordinary shares                                                   6,014           19,336
Extraordinary item on extinguishment of debt                           ---             (762)
                                                                   --------        --------

Net earnings (loss) applicable to ordinary shares                  $ 6,014         $ 18,574
                                                                   --------        --------

Shares:
Average number of ordinary shares outstanding                       36,534           36,298
Additional shares assuming conversion of
   stock options and convertible debentures                            536              799
                                                                   --------        --------
Average ordinary and equivalent shares outstanding                  37,070           37,097
                                                                   --------        --------

PRIMARY EARNINGS (LOSS) PER ORDINARY SHARE:
Earnings before extraordinary item                                 $  0.16         $   0.52
Extraordinary item                                                     ---            (0.02)
                                                                   --------        --------
Net earnings (loss)                                                $  0.16         $   0.50
                                                                   --------        --------

FULLY DILUTED COMPUTATION:*
Earnings before extraordinary item applicable to ordinary shares   $ 6,201         $ 19,549
Extraordinary item on extinguishment of debt                           ---             (762)
                                                                   --------        --------
Net earnings (loss) applicable to ordinary shares as adjusted      $ 6,201         $ 18,787
                                                                   --------        --------

Shares:
Average number of ordinary shares outstanding                       36,534           36,298
Additional shares assuming conversion of:
Stock options and convertible debentures                               541              798
Preference shares                                                      218              248
                                                                   --------        --------
Average ordinary and equivalent shares outstanding as adjusted      37,293           37,344
                                                                   --------        --------

FULLY DILUTED EARNINGS (LOSS) PER ORDINARY SHARE:
Earnings before extraordinary item                                 $  0.17         $   0.52
Extraordinary item                                                     ---            (0.02)
                                                                   --------        --------
Net earnings (loss)                                                $  0.17         $   0.50
                                                                   --------        --------




                                                                      NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                                   -------------------------
                                                                       1997           1996
                                                                   -------------------------
PRIMARY COMPUTATION:
Earnings from continuing operations                                $   9,379         $43,596
Dividends on preference shares                                          (400)           (985)
                                                                   ---------        --------
Earnings before extraordinary item applicable to
   ordinary shares                                                     8,979          42,611
Extraordinary item on extinguishment of debt                         (14,491)         (1,196)
                                                                   ---------        --------

Net earnings (loss) applicable to ordinary shares                   $ (5,512)        $41,415
                                                                   ---------        --------

Shares:
Average number of ordinary shares outstanding                         36,448          35,792
Additional shares assuming conversion of
   stock options and convertible debentures                              571           1,027
                                                                   ---------        --------
Average ordinary and equivalent shares outstanding                    37,019          36,819
                                                                   ---------        --------

PRIMARY EARNINGS (LOSS) PER ORDINARY SHARE:
Earnings before extraordinary item                                 $    0.24         $  1.15
Extraordinary item                                                     (0.39)          (0.03)
                                                                   ---------        --------
Net earnings (loss)                                                 $  (0.15)        $  1.12
                                                                   ---------        --------

FULLY DILUTED COMPUTATION:*
Earnings before extraordinary item applicable to ordinary shares   $   9,379         $43,596
Extraordinary item on extinguishment of debt                         (14,491)         (1,196)
                                                                   ---------        --------
Net earnings (loss) applicable to ordinary shares as adjusted      $  (5,112)        $42,400
                                                                   ---------        --------

Shares:
Average number of ordinary shares outstanding                         36,448          35,792
Additional shares assuming conversion of:
Stock options and convertible debentures                                 571           1,022
Preference shares                                                        218             247
                                                                   ---------        --------
Average ordinary and equivalent shares outstanding as adjusted        37,237          37,061
                                                                   ---------        --------

FULLY DILUTED EARNINGS (LOSS) PER ORDINARY SHARE:
Earnings before extraordinary item                                  $   0.25         $  1.17
Extraordinary item                                                     (0.39)          (0.03)
                                                                   ---------        --------
Net earnings (loss)                                                 $   0.14         $  1.14
                                                                   ---------        --------






*  This  calculation  is  submitted  in  accordance  with  Regulation S-K item
601(b)(11) although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result for the three months ended September 30, 1997 and the nine months ended September 30, 1996.